BOARD MEETING OF CEMTECH INDUSTRIES LIMITED
June 24, 2003

Present:     Arno Ballmann, Arthur Rubin, Reinhard Schlecht, Perry Wilson

The meeting was called to order by Perry Wilson at 11:05 am.

Moved by Arno Ballmann that the duly signed Corporate Resolution of June 24, 2003 be adopted into the minutes of this board meeting. This resolution confirms the following appointments to the executive and board of directors of the company.
Perry Wilson:     President
Arthur Rubin:     Secretary-Treasurer, Director
Arno Ballmann:     Director, Chairman of the Board
Reinhard Schlecht:     Director
Seconded by Perry Wilson. Motion carried.

Moved by Reinhard Schlecht that the following be appointed as company lawyer:
Mr. Paul Mullen
500, 10655 Southport Rd. S.W.
Calgary, Alberta, Canada T2W 4Y1
Phone     403-297-0130
Fax     403-297-0133
Seconded by Arthur Rubin. Motion carried.

Moved by Arno Ballmann that the following be engaged to provide Edgarizing services to the company, as required:
Bowne Financial Print
300 — 5th Ave. S.W., Suite 1250
Calgary, Alberta, Canada T2P 3C4
Phone     403-538-3102
Seconded by Reinhard Schlecht. Motion carried.

Moved by Perry Wilson that the following be the company address:
6075 South Eastern Ave., Suite 1
Las Vegas, NV     89119-3146
Phone     702-866-2500
Fax     702-866-2689
Seconded by Arno Ballmann. Motion carried.

Moved by Arthur Rubin that the meeting be adjourned. Seconded by Perry Wilson. Motion carried.

/s/ Perry Wilson	/s/ Arthur Rubin

Perry Wilson, President	Arthur Rubin, Secretary-Treasurer